EXHIBIT 21

SEARCHLIGHT MINERALS CORP.

LIST OF WHOLLY OWNED SUBSIDIARIES

1.           Clarkdale Minerals LLC, a Nevada limited liability company

2.           Clarkdale Metals Corp., a Nevada corporation